SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 5, 2003

                             Brookline Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

       Delaware                        0-23695              04-3402944
---------------------------        -----------------     -----------------
(State or other jurisdiction        (SEC File Number)    (I.R.S. Employer
      of incorporation)                                   Identification No.)




Registrant's telephone number, including area code:  (617) 730-3500
                                                     --------------



                                 Not Applicable
    ------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5. Other Events

Tax Liability Emanating from Change in Massachusetts Law

     160 Associates, Inc. ("Associates"), a wholly-owned subsidiary of Brookline Bank which, in turn, is a wholly-owned subsidiary of Brookline Bancorp, Inc. (the "Company"), owns 99.9% of Brookline Preferred Capital Corporation ("BPCC"), a real estate investment trust ("REIT").

     In 2002, Associates received from the Department of Revenue of the Commonwealth of Massachusetts ("DOR") Notices of Assessments for state excise taxes of $3,930,000 and interest of $811,000. The assessments were based on a desk review of the financial excise returns filed by Associates for its 1999, 2000 and 2001 tax years.

     The DOR contends that dividend distributions from a REIT are not deductible in determining Massachusetts taxable income. Associates believes that the Massachusetts statute that provides for a dividend received deduction equal to 95% of certain dividend distributions applies to the distributions made by BPCC to Associates. Accordingly, the Company made no provision in its consolidated financial statements for the amounts assessed or additional amounts that might be assessed in the future.

     On March 5, 2003, the Governor of the Commonwealth of Massachusetts signed a law that denies a dividend received deduction for dividend distributions from a REIT in determining Massachusetts taxable income. The law not only disallows dividend received deductions for the year 2003 and thereafter, but also disallows dividend received deductions retroactively to tax years beginning in 1999. While Associates intends to challenge the constitutionality of the retroactive legislation and to continue to appeal the Notices of Assessment mentioned above, the Company is obliged under U. S. generally accepted accounting principles to provide for the taxes and interest resulting from the new law at the time of its enactment. Accordingly, the Company's net income for the quarter ending March 31, 2003 will be reduced by approximately $5,500,000, or $0.10 per share, related to the resulting liabilities of Associates for its tax years 1999 through 2002. The inability of Associates to deduct dividends it receives from its REIT in 2003 will result in a reduction in the Company's consolidated net income in 2003 in the range of $1.0 million, or $0.02 per share. The amounts mentioned herein are net of federal and state tax benefits. State excise taxes and interest payments are deductible for federal income tax purposes and interest payments are deductible for state tax purposes.

Repurchase of Company Common Stock

     On February 21, 2003, the Company filed with the Office of Thrift Supervision ("OTS") a notice of its intention to repurchase up to five percent (or up to 2,937,532 shares) of its common stock. Without non-objection by the OTS to the filed notice, the Company would be prohibited from repurchasing its common stock until the one year anniversary date of its reorganization and stock offering completed on July 8, 2002. The Company anticipates shortly a response from the OTS to this notice.

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                                      *****

     This  filing  contains  statements  about  future  events  that  constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Projections about future events are subject to risk and uncertainties that could cause actual results to differ materially. Factors that might cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            BROOKLINE BANCORP INC.


DATE:  March 6, 2003                        By:/s/ Richard P. Chapman, Jr.
                                               ----------------------------
                                                   Richard P. Chapman, Jr.
                                                   Chief Executive Officer





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